Domestic Factoring Contract (with Recourse)

S/N: 37062020120000225

(This is a summary translation to be used for reference only)

Party A:	Trunkbow Asia Pacific (Shandong) Co. Limited
Legal Representative:	HOU Wanchun

Party B:	Agricultural Bank of China, Jinan Hi-Tech Development Zone Branch
Legal Representative:	ZHANG Guiying

Article 1 Definition

1.1 “Accounts Receivable”: Party A’s right to demand the party to pay for the goods or services provided by Party A.

1.2 The “Buyer”: The party that has purchased goods or services from Party A.

1.3 “Base Transaction Contracts”: Contracts between Party A and the Buyer from which the accounts receivable are generated.

1.4 “Accounts Receivable Amount”: The amount that the Buy must pay to Party A pursuant to the base transaction contracts.

1.5 “Accounts Receivable Due Date”: The date when the last accounts receivable payment is due.

1.6 “Margin Loan”: The amount Party B must pay to Party A as consideration for accepting the transfer of the accounts receivable.

1.7 “Margin Loan Delivery Date”: The date when Party B releases the margin loan to Party A.

1.8 “Accounts Receivable Transferred”: Accounts receivable accepted by Party B.

1.9 “Amount Receivable by the Bank”: Amount that Party B has the right to receive from the accounts receivable transferred.

1.10 “Buy Back”: Party A’s act of buying back the accounts receivable transferred upon the occurrence of certain events.

1.11 “Buy Back Amount”: The price that Party A must pay to Party B to buy back the accounts receivable transferred.

1.12 “Factoring”: The service whereby Party B accepts Party A’s accounts receivable and provides margin loan Party A.

1.13 “Resource”: Party B’s right to demand Party A to buy back accounts receivable transferred.

1.14 “Open Factoring”: Factoring service in which the transfer of accounts receivable by Party A is made known to the Buyer.

1.15 “Covert Factoring”: Factoring service in which the transfer of accounts receivable by Party A is temporarily not made known to the Buyer.

1.16 “Period”: Period of time defined by day, month and year.

1.17 “Laws and Regulations”: Laws and regulations of the People’s Republic of China.

Article 2 Party A’s Promises

2.1 Party A is a duly incorporated and approved organization in good standing and is permitted to engage in factoring financing transaction.

2.2 Party A has obtained all necessary approval in accordance with the law and the company’s charter for the execution and performance of this contract.

2.3 Party A will not use the margin loan to engage in activities in violation of law and regulations, and will accept Party B’s supervision on its operation and financial conditions and provide documents as requested.

2.4 The documents provided by Party A are true, complete, accurate, valid and effective.

2.5 Without Party B’s consent, Party A will not modify, terminate or dissolve the base transaction contracts.

2.6 Party A agrees that, if Party B accepts the transfer of the accounts receivable and is pursued by the buyer or a third party, Party A will assume all responsibility and compensate Party B for all resulting losses.

2.7 If Party B pursues the buyer (including through litigation, arbitration and filing for enforcement), Party A must take all necessary measures to assist Party B in realizing its recourse right.

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2.8 Party A will notify Party B in writing immediately if Party A comes to any knowledge of (actual or potential) bankruptcy, dissolution, going out of business and other corporate events that will materially affect Party B’s creditor rights.

Article 3 Basic Provisions

3.1 Margin Loan

3.1.1	Party A transfers the accounts receivable listed below to Party B; and Party B, based on the amount of each item of the transfer below, provides margin loan to Party A as consideration for such transfer (the invoices listed is billed to Guangdong Guangxin Communications Services Co., Ltd. and is due on Sept. 30, 2012):
•	RMB 5,845,000 (for amount of RMB 5,250,000 in margin loan)

3.1.2	Margin Loan Interest

3.1.2.1 Margin Loan Interest Calculation:

Amount of margin loan X loan interest X term of the margin loan
3.1.2.2	Margin Loan interest
Fixed at the base rate of the same type of loan published by People’s Bank of China on the date of execution plus 25%
3.1.3	Interest Accrual and Settlement
Interest settlement date is the 20th of each month.
3.1.4	Past-due penalty
If, upon the expiration of the term of the margin loan, Party B fails to receive the payments for the accounts receivable in full and Party A fails to buy back the accounts receivable in accordance with the provisions herein, Party B shall charge the past-due penalty at the penalty rate (amount of the accounts receivable times penalty rate) for each day past-due until Party A pays in full to buy back the accounts receivable and pays all other related fees and interests. The penalty rate is the margin loan rate specified herein plus 100%.
3.1.5	Compound rate
Interest will be compounded if Party A fails to pay interest on time.
3.16	Domestic factoring service fee
[None specified]
3.17	Factoring Model
Covert factoring.

3.2 Transfer of Accounts Receivable

3.2.1	Qualified accounts receivable
The accounts receivable listed in Section 3.1.1 must meet the following criteria (otherwise, Party B shall have the right to refuse to accept them):
(1)	They are generated in bona fide business transactions between Party A and the buyer; base transaction contracts are authentic, valid and effective; the transfer of the accounts receivable has not be forbidden or restricted; the creditor/debtor relationship does not involved a third party.

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(2)	They are payable in RMB.
(3)	Party A is the rightful owner of such accounts receivable and such accounts receivable have not been encumbered in any manner or transferred; there are not disputes and objections nor any claims, demands or counter-claims regarding such accounts receivable.
(4)	They are not generated by consignment, trial, brokering, distributor or other form of sales that might result in a refund upon return of the goods.
(5)	Party A has performed major obligations under the base transaction contracts.

3.2.2 Delivery of documents regarding the accounts receivable

3.2.2.1	After the contract has become effective, Party B shall have the right to ask Party A to deliver the documents and invoices regarding the accounts receivable listed in Section 3.1.1, including but not limited to:
(1)	Base transaction contract or documents evidencing the performance of sales/service contracts;
(2)	Business invoices;
(3)	Documents evidencing transportation of goods or delivery acceptance;
(4)	“Accounts Receivable Performance Confirmation Letter”;
(5)	Other documents that Party B reasonably requests.
3.2.2.2	If copies of the above documents are provided, they must be verified against the original and confirmed by Party A’s company seal.
3.2.2.3	In additional, Party B may request Party A to provide other documents at any time.
3.2.3	Transfer notice and account change notice
3.2.3.1	[N/A]
3.2.3.2	[N/A]
3.2.3.3	If Party A fails to deliver notices in accordance with the provisions herein, Party B shall have the right to refuse to accept the transfer of the accounts receivable.
3.2.4	Accounts receivable payment account
3.2.4.1	Party A and Party B agree to designate the following account as the accounts receivable repayments:

Account Title: Trunkbow Asia Pacific (Shandong) Co. Limited
Account Bank: Agricultural Bank of China,

Jinan Hi-Tech Development Zone Branch

Account No.: 15-155101040038498
3.2.4.2	The accounts receivable payment account must be the dedicated account for factoring service management. Any withdrawal of funds from this account must be approved by Party B and Party B shall have the right to place restrictions.

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3.2.5	Transfer Effectiveness
3.2.5.1 [N/A]
3.2.5.2 Upon the delivery of margin loan funds, all the rights to the corresponding accounts receivable shall be transferred to Party B and Party B is entitled to all rights available to Party A prior to such transfer, including but not limited to:

(1)	Right to receive payment for such accounts receivable, including principal, interest, penalty and past-due interest and fines;
(2)	Corresponding lien, right of stoppage, endorsement right and other rights available to Party A upon return of the goods and services;
(3)	Right to all measures provided by law to demand the buyer to repay such accounts receivable, including litigation, arbitration and subrogation;
(4)	Right to demand the buyer to provide guarantee should the buyer experiences operation and financial difficulties;
(5)	Right to participate in the buyer’s bankruptcy or liquidation proceedings as creditor of the accounts receivable;
(6)	Right to transfer and pledge the accounts receivable;
(7)	Other rights available under the law.
3.2.5.3	Party B’s acceptance of the accounts receivable shall not be construed to be Party B’s obligation to perform, on Party A’s behalf, any of Party A’s obligations under the base transaction contracts.
3.2.5.4	After the transfer of the accounts receivable, Party A shall not have any rights to the accounts receivable entitled to the creditor, but has the obligation to assist Party B in asserting Party B’s creditor claims against the buyer.
3.2.5.5	Party A agrees to be Party B’s agent for receiving the payment of the accounts receivable into the special accounts receivable payment account set up with Party B.

3.2.6 Registration of the transfer

After the transfer of the accounts receivable, the parties hereto must promptly proceed to process registration procedures for the transfer.

3.3 Receiving Accounts Receivable Payment

3.3.1	Accounts receivable payment due date
On the due date for such accounts receivable, Party B has the right to deduct directly from the accounts receivable payment account such amount equal to the amount due to the bank. Whether the payment for the accounts receivable is in full or whether such payment is on time shall not affect the aforementioned right.
3.3.2	Early payment of the accounts receivable
If the buyer pay in full or in part the accounts receivable in advance any single amount of the accounts receivable, Party B has the right to deduct directly from the accounts receivable payment account such amount equal to the amount due to the bank.

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3.3.3	Authorization for deduction
Party A irrevocably authorizes Party B to deduct directly from the accounts receivable payment account such amount equal to the amount due to the bank and the corresponding margin loan interest and other amount payable.
3.3.4	After making deductions in accordance with Section 3.3.1 and Section 3.3.2, Party B has the right to deduct the remaining amount in the accounts receivable payment account to offset other amount owed by Party A to Party B and outstanding interest and fees.
3.3.5	Order of payment for the accounts receivable
If the buyer has not specified which amount of the accounts receivable a payment is for, Party B shall have the right to make determination.

3.4 Buy-back of the accounts receivable

3.4.1	Buy-back on the due date
When the accounts receivable are due, if for whatever reason the fund in the accounts receivable payment account is insufficient to repay the amount owed to the bank and to pay interest and other amounts payable, Party A must provide enough fund to complete the buy-back of the accounts receivable within the grace period.
3.4.2	Advance buy-back
3.4.2.1	Upon the occurrence of any of the following, Party B has the right to demand Party A to buy back all or part of the accounts receivable:
(1)	After accepting the transfer, Party B discovers unqualified item of the accounts receivable;
(2)	The accounts receivable are seized or frozen, either in part or in whole, by judicial or administrative authorities;
(3)	Party A fails to provide documents in accordance with the provisions herein;
(4)	The buyer fails to make the accounts receivable payment into the accounts receivable payment account but instead into Party A’s other accounts;
(5)	Party A reduces the creditor claim regarding the accounts receivable without Party B’s authorization;
(6)	Party A and the buyer modify the base transaction contracts without Party B’s authorization; or Party A or the buyer announces its refusal to perform its major obligations thereunder;
(7)	Party A experiences material difficulty in its operations or financial conditions;
(8)	Other situations specified herein.

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3.4.2.2	Upon the occurrence of any of the following on the part of one buyer, Party B has the right to demand Party A to buy back all or part of such buyer’s accounts receivable:
(1)	The buyer refuses to make payment or to make payment in full;
(2)	The rate of bad accounts has increased for 2 consecutive months;
(3)	The buyer experiences material difficulty in its operations or financial conditions;
(4)	The buyer undertakes corporate activities such as merger, spin-off, reorganization, debt restructuring or the buyer’s assets have been frozen or seized;
(5)	Other situations that will materially affect the buyer’s ability to make payments;
3.4.2.3	The parties hereto will choose the following method to calculate the interest on the margin loan that corresponds to the accounts receivable that are to be bought back.
[N/A]
3.4.2.4	If Party B demands Party A to buy back the accounts receivable in accordance with the provisions herein, Party A irrevocably authorizes Party B to make deductions from all of Party A’s accounts set up with Party B.
3.4.3	After Party B accepts the transfer of the accounts receivable and releases the amount of margin loan to Party A, if the amount that the buyer is obligated to pay is less than the amount of the accounts receivable listed in Section 3.1.1, thus triggering the buy-back condition, Party A must buy back the accounts receivable with amount specified herein.
3.4.4	Party A’s buy-back fund must be deposited into the accounts receivable payment account. If the accounts receivable payment account is set up with Party B, Party A irrevocably authorizes Party B to make corresponding deductions from such account to complete the buy-back.
3.4.5	If Party A fails to complete such buy-back, Party B has the right to charge default penalty and compound interest and Party A irrevocably authorizes Party B to make deductions from all of Party A’s accounts set up with Party B and Party B’s affiliates.
3.4.6	Party B will exercise its right to offset in accordance with the law or with the provisions herein; Party A has 7 days (starting from the day when Party B notifies Party A either orally or in writing) to raise objections.

3.5 Payment Reminder

Under the covert factoring model, Party A must send reminder for payment 15 prior to the due date of the accounts receivable.

3.6 Loan Certificate

All the loan certificates constitute the component part of this contract and the loan amount, interest and release date must be based on those recorded in such certificates.

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3.7 Rights and Obligations

3.7.1 Party A’s rights and obligations

(1)	Withdraw the margin loan in accordance with the provisions herein;
(2)	Buy back the accounts receivable in accordance with the provisions herein;
(3)	Use the margin loan for the purpose in accordance with the provisions herein or with the law;
(4)	Accept Party B’s supervision on its production operations and financial conditions and provide assistance and provide relevant documents at Party B’s request;
(5)	If Party A undertakes the following activities, Party A must notify Party B in advance and obtain Party B’s approval:
(a)	Merger, lease, consolidation, separation, joint venture, transfer of assets, shutting down, dissolution, issuance of securities or debts, major financing or investment, filling for bankruptcy;
(b)	Providing guarantee or pledging its major assets for a third party;
(c)	Other activities that may adversely affect Party B’s creditor’s rights.

(6) Upon the occurrence of any of the following, Party A must notify Party B in writing within 5 days:

(a)	Involvement of Party A’s legal representative, major responsible person or control person in criminal activities;
(b)	Ceasing operation, going out of business or having the license revoked;
(c)	Deterioration of Party A’s production operations and financial conditions;
(d)	Other events that may adversely affect Party B’s creditor’s rights.
(7)	Upon the occurrence of any of the following, Party A must notify Party B in writing within 7 days:
(a)	Change of affiliate relationship, major management change or major reorganization;
(b)	Change in the name, address and scope of operation;
(c)	Increase of registered capital or major amendment of the company’s charter;
(d)	Other events that may adversely affect Party A’s ability to perform its obligations.
(8)	Party A and its investor shall not evade its debt obligations by transfer funds or assets or equity without authorization and shall not engage in other activities harmful to Party B’s interests;
(9)	Other rights and obligations provided by law or by the parties hereto.
3.7.2	Party B’s rights and obligations
(1)	Release the margin loan in full and on time;
(2)	Has the right to monitor and inspect Party A’s operations, financial condition, inventory and use of the margin loan funds and request Party A to provide relevant documents;
(3)	Has the right to demand Party A to take remedial measures, make arrangements or provide additional guarantee, buy back the accounts receivable and the right to suspend margin loan, upon the occurrence of events and activities that may affect the performance by Party A of this contract;
(4)	Other rights and obligations provided by law or by the parties hereto.

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3.7.3	Other obligations
3.7.3.1	Both parties hereto must maintain confidentiality on the other party’s commercial secrets or other critical information and must not disclose such information to any third party, except as required by law.
3.7.3.2	Upon the termination of the contract, the parties hereto must perform the necessary notification and assistance obligation in good faith.

Article 4 Optional Provisions

The Section 4.1, Section 4.2 and Section 4.3 all apply to the services hereunder and are binding to both parties. Other sections in this Article 4 are not binding

4.1	Purpose of use of the margin loan funds
4.1.1	The margin loan funds can only be used for payments under the contracts between the Company and Guangdong Guangxin Communications Service Co., Ltd.
4.1.2	Party B has the right to monitor Party A’s use of the margin loan funds, and Party A must provide relevant documents when using such funds.
4.1.3	If Party A fails to use the margin loan funds in accordance with the provisions herein, Party B will charge default penalty at the rate of the loan plus 100% until the principal and interest have been repaid.
4.1.4	If Party A uses the margin loan fund in violation of the provisions herein or fails to pay interest on time, Party A must pay past-due interest at the compounded rate in accordance with the provisions herein.

4.2	Performance of the obligations under the base transaction contracts

Party A warrants that Party A has already performed the major obligations under the base transaction contracts and promises to continue to perform other obligations thereunder.

4.3	The accounts receivable are not based on related-party transactions

Party A warrants that the accounts receivable listed in Section 3.1.1 are not based on related-party transactions.

4.4	[N/A]

4.5	[N/A]

Article 5 Legal Liabilities

5.1 The following acts by Party A constitute breach:

(1)	Violation of the obligations hereunder;

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(2)	Failure to carry out the commits stated in Article 2;
(3)	Refusal to perform obligations hereunder;
(4)	Failure to perform or to completely perform the obligations under other contracts between Party A and Party B;

5.2 Upon the occurrence of any of the following, Party B may dissolve this contract and other contracts between Party A and Party B:

(1)	Party A’s breach;
(2)	Party A breaches other contracts between Party A and Party B ;
(3)	Party A’s ability to perform the obligations hereunder suffers material adverse change;
(4)	State policy change that may have adverse effect on Party A’s ability to perform the obligations hereunder suffers material adverse change ;
(5)	Party A commits major breaches with other creditors;
(6)	Other situations provided by law or by this contract that can result in the dissolution of this contract.

If Party B decides to dissolve this contract, Party A has 7 days (starting from the day when Party B notifies Party A either orally or in writing) to raise objections.

5.3 Upon the occurrence of the situations set forth in Section 5.1 and Section 5.2, Party B may take the following remedial steps:

(1)	Demand Party A to remedy the acts of breach, make arrangement to ensure the repayment of debts or provide other valid guarantee;
(2)	Charge default penalty and compound interest rate, until the principal and interest have been repaid;
(3)	Suspend the release of the margin loan funds, demand Party A to buy back in advance the accounts receivable and declare that other loans under other contracts between Party A and Party B immediately due;
(4)	Exercise the right to offset and other rights;
(5)	Demand Party A to assume responsibility for compensation and other legal liabilities;
(6)	Take other measures to protect assets and other legal actions;
(7)	Make public Party A’s acts of breach;
(8)	Other remedies.

5.4 If Party A’s breaches force Party B to resort to litigation or arbitration, Party B must be responsible for all the attorney fees, traveling expenses, enforcement fees, appraisal fees and other fees incurred for realization of Party B’s creditor rights.

5.5 Provided that Party A has performed the obligations hereunder, if Party B fails to accept the transfer of the accounts receivable listed in Section 3.1.1, Party B must compensate Party A for the actual resulting loss.

Article 6 Other Matters

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6.1	Notification

All notices and other communication hereunder will be sent to the addresses and fax numbers listed herein.

6.2	Sharing of fees

All fees paid to a third party in the performance of this contract will be assumed based on the agreement between the parties hereto. If no such agreement, such fees will be assumed according to the law or the equitable principle.

6.3	Dispute Resolution

6.3.1	Any dispute arising from this contract must be resolved through consultation; if such consultation fails, the dispute may be submitted to the local people’s court.
6.3.2	During the period of the legal proceedings, the obligations hereunder not in dispute must continue to be carried out.

6.4	Contract Effectiveness
6.4.1	This contract becomes effective upon execution
6.4.2	Place of execution: Jinan, Shandong Province

6.4.3	Prior to the completion of the performance of this contract, if there is any change of law or regulation that renders some or all of the provisions herein not in compliance with the law, Party B may carry out the affected matters in accordance with the newly implemented law or regulations, unless otherwise stipulated between the two parties.
6.4.4	Other matters not covered herein will be determined between the parties hereto separately.
6.4.5	This contract is in duplicates, with one to each party.

Party A:	/seal/ Trunkbow Asia Pacific (Shandong) Co. Limited
Legal Representative:	/s/ HOU Wanchun
/s/ LI Qiang

Party B:	Agricultural Bank of China, Jinan Hi-Tech Development Zone Branch
Legal Representative:	ZHANG Guiying

Date:

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